UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2019

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation	(Commission File No.)	(IRS Employer Identification No.)

224 Airport Parkway, Suite 550

San Jose, CA 95110

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On April 11, 2019, the Company, in its capacity as a nominal defendant, entered into a settlement agreement (the “Stipulation of Settlement”) with plaintiff in the stockholder derivative action filed in California Superior Court for Santa Clara County, captioned In re Quantum Corp. Derivative Litigation, Lead Case No. 18CV328139 (the “Derivative Litigation”).

Pursuant to the Stipulation of Settlement, which remains subject to court approval, the Company will adopt certain corporate governance changes and modify certain governance practices, and the Company and its insurer will pay an attorneys’ fee of $800,000 to the plaintiffs’ counsel. The Company and its stockholders also agreed to release all claims that were or could have been asserted in the Derivative Litigation. The Stipulation of Settlement contains no admission of wrongdoing by the individual defendants. Following entry of a preliminary approval order by the court, the Company will provide stockholders with notice of the settlement and a final settlement hearing in accordance with the Stipulation of Settlement. A copy of the Stipulation of Settlement, the proposed modified governance practices and the form of Notice to Shareholders is posted on the Company’s investor relations website at http://investors.quantum.com/phoenix.zhtml?c=69905&p=irol-irhome, and will be available for review through June 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2019	QUANTUM CORPORATION (Registrant)

	By:	/s/ J. Michael Dodson
	Name:	J. Michael Dodson
	Title:	Chief Financial Officer